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                                                                     EXHIBIT 4.4



THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS AND (II) SUCH TRANSFER IS EFFECTED IN ACCORDANCE WITH THE TERMS SET FORTH IN THIS WARRANT.


NO. [1]                           RAMBUS INC.                    JANUARY 7, 1997


                         COMMON STOCK PURCHASE WARRANT


          This certifies that, for good and valuable consideration, Intel Corporation ("Intel"), or registered assigns, is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from Rambus Inc., a California corporation (the "Company"), in whole or from time to time in part, up to one million (1,000,000) fully paid and nonassessable shares of Common Stock of the Company ("Warrant Stock") at a purchase price per share of ten dollars ($10.00) (the "Exercise Price"). Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

1.   EXERCISE OF WARRANT

     (a) Vesting Time. The term "Vesting Time" means the close of business on the last day of the first two-calendar quarter period in which more than twenty percent (20%) of the main memory chipsets shipped by Intel in each calendar quarter in such period implemented the Rambus-1 Interface Specification or the Rambus-2 Interface Specification.

     (b) Expiration Time. The term "Expiration Time" means the close of business on the eighth (8th) anniversary of the date hereof; provided, however, that if the Vesting Time shall not have occurred on or prior to December 31, 2000, then the term "Expiration Time" shall mean the close of business on December 31, 2000.

     (c) Exercise Procedure. The purchase rights represented by this Warrant are exercisable, in whole or in part, at any time and from time to time at or after the Vesting Time and at or prior to the Expiration Time, by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the office of the Company at 2465 Latham Street, Mountain View, CA 94040, Attn:
Corporate Secretary (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by wire transfer or by certified bank check payable to the order of the Company, by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise, or by any combination thereof, in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock so purchased, and a new Warrant in substantially identical form for the purchase of that number of shares of Warrant Stock equal to the
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difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so exercised.


2.   CONVERSION OF WARRANT

     The registered holder hereof shall have the right to convert this Warrant, in whole or in part, at any time and from time to time at or after the Vesting Time and at or prior to the Expiration Time, by the surrender of this Warrant and the Notice of Conversion form attached hereto duly executed to the office of the Company at the address set forth in Section 1(c) hereof (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), into shares of Warrant Stock as provided in this Section 2. Upon exercise of this conversion right, the holder hereof shall be entitled to receive that number of shares of Warrant Stock of the Company equal to the quotient obtained by dividing [(A - B)(Y)] by (A), where:

     A    =     the Fair Market Value (as defined below) of one share of Warrant
                Stock on the date of conversion of this Warrant;

     B    =     the Exercise Price for one share of Warrant Stock under this
                Warrant; and

     Y    =     the number of shares of Warrant Stock as to which this Warrant is being converted.

     If the above calculation results in a negative number, then no shares of Warrant Stock shall be issued or issuable upon conversion of this Warrant.

     "Fair Market Value" of a share of Warrant Stock shall mean:

     (a) if the conversion right is being exercised in connection with a transaction specified in Section 10(b) hereof, the value of the consideration (determined, in the case of noncash consideration, in good faith by the Board of Directors of the Company) to be received pursuant to such transaction by the holder of one share of Warrant Stock;

     (b) if the conversion right is being exercised in connection with the initial public offering of the Company's Common Stock, the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such offering;

     (c) if the conversion right is being exercised more than five (5) business days after the occurrence of the initial public offering of the Company's Common Stock:

                (i) if the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, the average of the closing or last sale price reported for the five (5) business days immediately preceding the date that the Notice of Conversion is delivered to the Company;

                (ii) if the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, but is traded in the over-the-counter market, the mean of

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          the closing bid and asked prices reported for the five (5) business days immediately preceding the date that the Notice of Conversion is delivered to the Company; and

     (d) in all other cases, the fair value as determined in good faith by the Company's Board of Directors.

     Upon conversion of this Warrant in accordance with this Section 2, the registered holder hereof shall be entitled to receive a certificate for the number of shares of Warrant Stock determined in accordance with the foregoing, and a new Warrant in substantially identical form for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so converted.

3.   ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP

     Certificates for shares purchased hereunder or issuable upon conversion hereof shall be delivered within a reasonable time after the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. The Company hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise or conversion of this Warrant will, upon such exercise or conversion, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant Stock). The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have been issued as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant. With respect to any fraction of a share called for upon the exercise or conversion of this Warrant, an amount equal to such fraction multiplied by the Fair Market Value of a share of Warrant Stock on the date of exercise or conversion shall be paid in cash or check to the holder of this Warrant.

4.   CHARGES, TAXES AND EXPENSES

     Issuance of certificates for shares of Warrant Stock upon the exercise or conversion of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant.

5.   NO RIGHTS AS A SHAREHOLDER

     This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise or conversion hereof.

6.   RESTRICTIONS ON TRANSFER; LOCK-UP

     (a) Transfer of Warrant. Prior to the Expiration Time and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable by the holder hereof, in whole or in part, at the office or agency of the Company referred to in Section 1(c) hereof. Any such transfer shall be made upon surrender of this Warrant together with the Assignment Form attached hereto properly executed, endorsed and guaranteed. Notwithstanding the foregoing, the Company may prohibit the transfer of this Warrant and

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the rights hereunder to more than a single transferee or to a transferee which the Company reasonably believes to be an actual or potential competitor of the Company. The Company shall not be required to effect any transfer of this Warrant or the rights hereunder unless the transferor and transferee provide the Company with an opinion of counsel that such transfer is in compliance with applicable Federal and state securities laws, or provide the Company with information sufficient for the Company or the Company's counsel to make such determination. The Company shall not be required to effect any transfer of this Warrant or the rights hereunder unless the transferee shall have agreed in writing to be bound by the restrictions set forth in this Warrant.

     (b) Transfer of Warrant Stock. Prior to the closing of the initial public offering of the Company's Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "Securities Act"), the Company may prohibit the transfer of the Warrant Stock to more than a single transferee or to a transferee which the Company reasonably believes to be an actual or potential competitor of the Company. The Company shall not be required to effect any transfer of the Warrant Stock unless the transferor and transferee provide the Company with an opinion of counsel that such transfer is in compliance with applicable Federal and state securities laws, or provide the Company with information sufficient for the Company or the Company's counsel to make such determination. The Company shall not be required to effect any transfer of the Warrant Stock unless the transferee shall have agreed in writing to be bound by the restrictions set forth in this Warrant.

     (c) Lock-Up. In connection with any registration of the offering of any securities of the Company under the Securities Act, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter"), the Warrant, the Warrant Stock and any securities of the Company issued with respect thereto, and any interest therein, may not be sold, transferred or otherwise disposed of during the period specified by the Company's Board of Directors at the request of the Managing Underwriter, with such period not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act (the "Market Standoff Period"). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The restrictions set forth in this Section 6(c) shall be of no further force or effect following the transfer of the securities subject hereto pursuant to a registration statement filed under the Securities Act or pursuant to a brokers' transaction or transaction with a market maker pursuant to Rule 144 promulgated under the Securities Act.

     (d) No Public Market. At the date of issuance of this Warrant, no public market exists for any of the securities of the Company and the Company makes no assurances that a public market will ever exist for the Company's securities.

     (e) Legends. The certificates representing the Warrant Stock and any securities of the Company issued with respect thereto shall be imprinted with legends restricting transfer except in compliance with the terms hereof and with applicable Federal and state securities laws.

7.   EXCHANGE AND REGISTRY OF WARRANT

     The Company shall maintain at the office or agency referred to in Section 1(c) hereof a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer, exercise or conversion, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects upon such registry.

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8.   LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

     On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the holder, in lieu thereof, a new Warrant in substantially identical form.

9.   SATURDAYS, SUNDAYS AND HOLIDAYS

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

10.  ADJUSTMENT TO NUMBER AND TYPE OF SECURITIES AND EXERCISE PRICE

     The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:

     (a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Automatic Conversion, etc.. The Exercise Price and the number and type of securities and/or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Warrant Stock, so that the number and type of securities and/or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of shares of Warrant Stock subject hereto at the time of such event, had such shares of Warrant Stock then been outstanding.

     (b) Adjustment for Reorganization, Consolidation, Merger, etc.. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise or conversion hereof at any time after the consummation or effective date of such Reorganization, shall receive, in lieu of the Warrant Stock issuable on such exercise prior to the date of such Reorganization, the stock and other securities and property (including cash) to which such holder would have been entitled upon the date of such Reorganization if such holder had exercised this Warrant immediately prior thereto.

     (c) Adjustment for Right of First Refusal. In case of any event which, under the terms of the Rambus Inc. Amended and Restated Information and Registration Rights Agreement dated of even date herewith, as such may be amended from time to time (the "Rights Agreement"), would have entitled Intel Corporation to exercise its Right of First Refusal (as defined in Section 7 of the Rights Agreement) if the Warrant Stock had been held by Intel Corporation on the date of such event, then the holder of this Warrant, upon exercise or conversion hereof at any time after the date of such event, may elect to purchase (in addition to the Warrant Stock) the type and number of securities which Intel Corporation would have been so entitled to purchase, and upon such election shall pay to the Company (in addition to the Exercise Price) the consideration which Intel Corporation would have been required to pay in connection with the exercise of such

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a Right of First Refusal. The provisions of this Section 10(c) shall apply to any partial exercise or conversion of this Warrant on a pro rata basis.

     (d) Certificate as to Adjustments. In case of any adjustment in the Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

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11.  GOVERNING LAW

     This Warrant shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

                                          RAMBUS INC.,
                                          a California corporation


                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                              NOTICE OF EXERCISE

To:  Rambus Inc., a California corporation

     (1) The undersigned hereby elects to purchase __________ shares of Common Stock of Rambus Inc., a California corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

     (2) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable Federal and state securities laws.

     (3) The undersigned accepts such shares subject to the restrictions on transfer set forth in the attached Warrant.

                                        Holder: ________________________________



_________________________________           By: ________________________________
(Date)
                                            Name: ______________________________

                                            Title: _____________________________

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                             NOTICE OF CONVERSION

To:  Rambus Inc., a California corporation

     (1) The undersigned hereby elects to convert that portion of the attached Warrant representing the right to purchase ________ shares of Common Stock of Rambus Inc., a California corporation, into such number of shares of Common Stock as is determined pursuant to Section 2 of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

     (2) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.

     (3) The undersigned accepts such shares subject to the restrictions on transfer set forth in the attached Warrant.

                                        Holder: ________________________________



__________________________________      By: ____________________________________
(Date)
                                        Name: __________________________________

                                        Title: _________________________________

                                ASSIGNMENT FORM

(To assign the Warrant, execute this form and supply the required information. Do not use this form to purchase shares.)



     FOR VALUE RECEIVED, the attached Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________________________________
                                             (Please Print)

whose address is ______________________________________________________
                                             (Please Print)

     Dated: ___________________________________________________________

     Holder's Signature: ______________________________________________

     Holder's Address: ________________________________________________


Guaranteed Signature:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by an eligible guarantor institution such as a bank, stockbroker, savings and loan association or credit union with membership in an approved medallion signature guarantee program. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the attached Warrant.

The undersigned transferee agrees to hold the Warrant and any Warrant Stock issuable upon exercise or conversion of the Warrant subject to the restrictions on transfer set forth in the Warrant.

Transferee: _____________________________________


By: ______________________________________________

Name: ____________________________________________

Title: ___________________________________________

Date: ____________________________________________